Exhibit 4.4

EXECUTION VERSION

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

APRIL 25, 2014

Reference is hereby made to the Registration Rights Agreement, dated as of April 17, 2014 (the “Registration Rights Agreement”), by and among Caesars Growth Properties Holdings, LLC, a Delaware limited liability company (the “Company”), Caesars Growth Properties Finance, Inc., a Delaware corporation (“Finance” and, together with the Company, the “Issuers”), Citigroup Global Markets Inc., as representative of the Initial Purchasers, concerning the registration rights relating to the Issuers’ $675,000,000 aggregate principal amount of their 9.375% Second-Priority Senior Secured Notes due 2022 (the “Securities”). Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the respective meanings given to them in the Registration Rights Agreement.

1. Joinder of the Guarantors. The subsidiaries of the Company party hereto (the “Subsidiary Guarantors”) hereby agree to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if each was originally named as a “Subsidiary Guarantor” therein and as if each such party executed the Registration Rights Agreement on the date thereof.

2. Representations and Warranties and Agreements of the Subsidiary Guarantors. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transactions contemplated hereby and under the Registration Rights Agreement and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4. Counterparts. This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first set forth above.

PHWLV, LLC

TSP OWNER LLC

CAESARS GROWTH CROMWELL, LLC

CAESARS GROWTH QUAD, LLC

3535 LV NEWCO, LLC

CAESARS GROWTH BALLY’S LV, LLC

FHR NEWCO, LLC

LVH NEWCO, LLC

FLAMINGO-LAUGHLIN NEWCO, LLC

PARBALL NEWCO, LLC

CAESARS GROWTH HARRAH’S NEW ORLEANS, LLC

By:	/s/ Craig Abrahams
	Name:	Craig Abrahams
	Title:	Chief Financial Officer and/or Secretary

[Signature Page to Registration Rights Agreement Joinder]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first set forth above.

CAESARS GROWTH PH FEE, LLC CAESARS GROWTH PH, LLC

By: Caesars Growth Properties Holdings, LLC its sole member

By: Caesars Growth Properties Parent, LLC its sole member

By: Caesars Growth Partners, LLC its sole member

By: Caesars Acquisition Company its managing member

By:	/s/ Craig Abrahams
	Name:	Craig Abrahams
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement Joinder]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first set forth above.

JAZZ CASINO COMPANY, L.L.C. JCC HOLDING COMPANY II LLC

By:	/s/ Diane Wilfong
	Name:	Diane Wilfong
	Title:	Assistant Secretary

JCC FULTON DEVELOPMENT, L.L.C. By: JCC Holding Company II LLC its sole member

By:	/s/ Diane Wilfong
	Name:	Diane Wilfong
	Title:	Assistant Secretary

[Signature Page to Registration Rights Agreement Joinder]